Exhibit 3.13


                          CERTIFICATE OF INCORPORATION

                                       OF

                           ELFIN HOLDINGS CORPORATION

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

     FIRST: The name of the Corporation is Elfin Holdings Corporation.

     SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

     FIFTH: The name and address of the incorporator is Gary I. Sheff, 425 Lexington Avenue, New York City, New York 10017-3954.

     SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

     SEVENTH: Except as otherwise provided by the Delaware General Corporation Law we the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on October 31, 1995.



                                                               -----------------
                                                                 Gary I. Sheff

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ELFIN HOLDINGS CORPORATION

     ELFIN HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     First: Article First of the Certificate of Incorporation be, and it hereby is, amended to read as follows

     "FIRST, The name of the Corporation is Keebler Leasing Corp."

     Second: The Corporation has not received any payment for any of its stock and pursuant to Section 241 of the Delaware General Corporation Law, this Certificate of Amendment of the Certificate of Incorporation was duly adopted by the Sole Incorporator of the Corporation as of January 13, 1996.


                                                            -----------------
                                                              Gary I. Sheff